EXHIBIT 11

                    INTERSTATE BAKERIES CORPORATION
          SCHEDULE REGARDING COMPUTATION OF PER SHARE EARNINGS
                     (000's EXCEPT PER SHARE DATA)




                                                 Twelve Weeks Ended
                                               -----------------------
                                               August 23,   August 24,
                                                  1997         1996
                                               ----------   ----------

Net income                                      $29,880      $18,667
                                                =======      =======

Weighted average common shares
 outstanding                                     37,261       37,323
Dilutive stock options                              677          462
                                                -------      -------
Weighted average common and common
 equivalent shares outstanding                   37,938       37,785
                                                =======      =======

Earnings per share                              $   .79      $   .49
                                                =======      =======